UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 25, 2013

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QUALSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	001-35810 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court
Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 8.01.            Other Events.

On February 25, 2013, Qualstar Corporation (the “Company”) mailed to its shareholders a Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock (the “Summary of Rights”) together with a related letter from the Company’s President and Chief Executive Officer, Lawrence D. Firestone. The Summary of Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, dated as of February 5, 2013, between the Company and Corporate Stock Transfer, Inc., as rights agent (the “Rights Agreement”), which was previously filed as Exhibit 4.1 to the Company’s Report on Form 8-K dated February 6, 2013.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

20.1           Letter to Shareholders, dated February 25, 2013, from Lawrence D. Firestone, President and Chief Executive Officer of Qualstar Corporation.

20.2           Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: February 25, 2013	By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

20.1           Letter to Shareholders, dated February 25, 2013, from Lawrence D. Firestone, President and Chief Executive Officer of Qualstar Corporation.

20.2           Summary of Rights to Purchase Shares of Series A Junior Participating Preferred Stock.